Exhibit 99.1
BankAtlantic Bancorp Reports Financial Results for Second Quarter, 2007
     FORT LAUDERDALE, Florida — July 24, 2007 — BankAtlantic Bancorp, Inc. (NYSE: BBX) today announced financial results for the quarter ended June 30, 2007. Net income was $11.6 million, or $0.19 per diluted share, compared to net income of $8.1 million, or $0.13 per diluted share, for the second quarter of 2006. Income from continuing operations was $11.7 million, or $0.20 per diluted share, compared to $10.4 million, or $0.17 per diluted share, for the 2006 period.
     Net income for the first six months of 2007 was $17.3 million, or $0.28 per diluted share, compared to $14.5 million, or $0.23 per diluted share, for the comparable 2006 period. Income from continuing operations for the first six months of 2007 was $9.5 million, or $0.16 per diluted share, compared to $18.5 million, or $0.29 per diluted share, for the comparable 2006 period.
     The second quarter and year-to-date results include an after-tax gain of approximately $5.3 million, or $0.09 per diluted share, and $4.2 million, or $0.07 per diluted share, respectively, associated with the quarterly valuation of warrants to purchase shares of Stifel Financial Corp. (Stifel) acquired in connection with the sale of Ryan Beck Holdings, Inc. (Ryan Beck) in the first quarter of 2007.
     BankAtlantic Bancorp’s Chairman and Chief Executive Officer, Alan B. Levan, commented, “While we remain committed to the expansion of BankAtlantic through organic growth, we understand that we are in a very challenging economic cycle. This quarter’s financial results compared to the prior year reflect growth in deposit accounts, continued opening of new stores, and our focus on operational efficiency. However, it also reflects the significant impact of the economic cycle on our business with margin compression, higher non-performing asset levels and an increase in our loan loss reserves.

BankAtlantic Highlights
     Net Income — “For the second quarter of 2007, BankAtlantic’s net income was $10.4 million, down from $12.7 million in the comparable 2006 quarter. As discussed in detail later in this release, the decline was due primarily to net interest margin compression, costs associated with opening new stores, and an increased loan loss provision. These factors were offset in part during the quarter by an increase in non-interest income, a decrease in non-interest expense and a lower provision for income taxes, reflecting a lower effective tax rate based on the amount of projected tax-exempt income anticipated for the year.”
     Store Expansion Program — BankAtlantic’s Chief Executive Officer, Jarett S. Levan, commented, “During the second quarter of 2007, we celebrated the grand opening of another new store, bringing the total to six stores opened to date in 2007. We have opened a total of 23 new stores since January 1, 2005, which as of June 30, 2007 had balances of $154.3 million in core deposits and $261.8 million in total deposits. (Core deposits include DDA, NOW and savings accounts.) Since the second quarter of 2006, the new stores generated net growth of $113.0 million in core deposits, $182.5 million of total deposits, and over 73,000 of new core deposit accounts. As a whole, these new stores continue to meet or exceed our net contribution goals to ‘break-even’ on a current earnings basis in 12-15 months. Because of the time required for newly opened stores to break-even, the expenses associated with BankAtlantic’s store expansion program negatively impacted BankAtlantic’s second quarter pre-tax results by approximately $2.9 million. We anticipate that the negative impact of the expansion program on 2007 pre-tax income will range between $13.0 and $14.0 million based on the anticipated addition of another 11-13 new stores during the remainder of 2007. We believe the costs of the expansion program are justified by the anticipated performance of the new stores, and that the new stores will continue to contribute to BankAtlantic’s overall deposit growth and franchise value as the stores mature. As of quarter-end, we had a total of 94 stores throughout Florida.
     Deposit Accounts and Balances — “At quarter-end, ‘total bank’ and ‘same store’ core deposit balances both increased 5% over the second quarter of 2006, representing a total bank net increase of $110.8 million in core deposits and $182.1 million in total deposits. In the second quarter of 2007, BankAtlantic opened over 60,000 new core deposit accounts, an increase of 4% over the second quarter of 2006, despite a 43% reduction in advertising expense in the 2007 quarter.

     Credit Quality — “The economic cycle has created a degree of uncertainty, particularly in Florida. As such, we remain cautious in our credit management. The following paragraphs are offered to provide additional clarity regarding the characteristics of our Commercial and Residential portfolios.
     Commercial Loans — “The Bank’s Commercial Real Estate loan portfolio at June 30, 2007 totaled $1.4 billion. This portfolio consists of retail, industrial, residential construction and development loans. Most of these loans are personally guaranteed, BankAtlantic’s interest in any of these loans generally does not exceed $20.0 million, and single borrower concentrations are limited to $40.0 million. Approximately twelve loans in this portfolio, aggregating approximately $135 million, are characterized as ‘Builder Land Loans’. ‘Builder Land Loans’ were made to borrowers who have agreements to sell the underlying collateral to national and local home builders pursuant to option contracts. However, due to the deterioration in the Florida housing market, some of these option contracts have been cancelled or modified. We continue to monitor the impact of the weak homebuilding environment on this portfolio. Although our non-accrual loans declined $3.9 million in the quarter from the first quarter of 2007, we may have additional downgrades and additional provisions relating to the portfolio if the housing market does not improve.
     Residential — “Our Purchased Residential Mortgage portfolio was $2.2 billion at quarter- end, representing approximately 47% of the Bank’s total loans. This portfolio contained no sub-prime or negative amortizing loans, and over 90% of the portfolio is distributed geographically outside of the state of Florida. The average FICO score in this portfolio was 741 at the time of origination, and the average original loan-to-value of the portfolio was 69%. Quarter-end delinquencies, including non-accrual loans, were 0.39% of the unpaid principal balance, and our loss history on this portfolio over the past twelve months was less than 0.01% of average outstandings.
     “As previously indicated, during the second quarter of 2007, overall non-accrual loans decreased 15%, or $3.9 million from the first quarter of 2007 but increased $16.5 million compared to the second quarter of 2006, primarily as a result of non-accruals in our ‘Builder Land Loans’ portfolio. As a result, the ratio of non-performing loans to total loans increased from 0.12% at June 30, 2006 to 0.47% at June 30, 2007. Annualized net charge-offs (recoveries) to average loans were 0.05% for the June 30, 2007 quarter, compared to (0.01) % for the June 30, 2006 quarter. The provision for loan losses in the second quarter of 2007 was $4.9 million, or 0.42% of average loans (annualized) versus a net recovery of $20,000 for the second quarter of 2006. The allowance for loan losses increased $12.7 million from $42.0 million (0.93% of total loans) at June 30, 2006 to $54.8 million (1.17% of total loans) at June 30, 2007.
     Net Interest Margin and Earning Assets — “Net interest income for the second quarter of 2007 was $50.9 million compared to $55.3 million in the corresponding 2006 quarter, reflecting a 45 basis point decline in the tax equivalent net interest margin offset in part by a 4% increase in average earning assets. Average earning assets increased $230.2 million, while average core deposits and total deposits increased $138.3 million and $199.2 million, respectively.
     “The tax equivalent net interest margin was 3.72% in the second quarter of 2007, down from 4.17% in the corresponding quarter of 2006. While earning asset yields improved 12 basis points, the cost of interest bearing liabilities increased 56 basis points, reflecting an increase in higher cost deposit categories and pricing tiers. Additionally, average demand deposits declined $119.9 million as we experienced migration to higher cost deposit products, and the higher yielding Commercial Real Estate loan portfolio declined approximately $96 million.
     Non-interest income — “Non-interest income for the second quarter was $36.7 million, a 5% increase over the comparable 2006 period. Excluding gains of $2.9 million in the second quarter of 2006 related to debt redemption and a sale of office properties, non-interest income would have increased 14% in the second quarter of 2007 over the comparable 2006 period. Additionally, non-interest income as a percent of total revenues rose to 42% in the second quarter of 2007 compared to 39% in 2006, reflecting the increase in the number of transaction accounts and an increase in revenue not directly impacted by the interest rate environment.
     Non-interest expense — “Non-interest expense for the second quarter of 2007 decreased $0.7 million from the second quarter of 2006 to $71.5 million, which included $4.8 million in increased expenses, year-over-year, related to our store expansion program. We previously noted that the impact of first quarter workforce reductions and reduced marketing expenditures would be reflected in the results for the second quarter. This is evidenced by a decline in expenses from the first to second quarter of 2007 of approximately $7.2 million. The first quarter of 2007 included a charge of $2.6 million in one-time termination benefits, and the second quarter of 2007 included a $1.1 million impairment charge of real estate held for sale;

excluding these items, the improvement in expenses from the first to second quarter of 2007 would have been $5.8 million. We remain committed to prudent expense management in areas that do not impact our ‘Florida’s Most Convenient Bank’ strategy or affect customer service, and continue to explore opportunities for expense savings throughout the organization. However, the costs associated with the additional new stores that are planned to open in the third and fourth quarters of this year are anticipated to result in a net increase in expenses in 2007.”
BankAtlantic Bancorp:
     Stifel Investment —BankAtlantic Bancorp’s Chairman and CEO, Alan B. Levan, further commented, “As previously announced during the first quarter of 2007, BankAtlantic Bancorp completed the sale of Ryan Beck to Stifel in a tax-free transaction. As part of the sale of Ryan Beck, BankAtlantic Bancorp received 2,377,354 shares of Stifel common stock and warrants to purchase 481,724 shares of Stifel common stock at an exercise price of $36 per share. As the warrants are accounted for as derivatives with changes in value reflected in earnings, we recorded a $6.1 million pre-tax gain for the quarter associated with the change in value of the warrants resulting from the increase in the Stifel stock price in the second quarter of 2007, versus the $(1.5) million loss recorded in the first quarter of 2007. Currently, unrealized pre-tax gains in the Stifel holdings are approximately $36 million (based on the July 24, 2007 closing price). Excluded from this figure is the contingent earn-out, if any, payable pursuant to the terms of the Ryan Beck agreement. The private client contingent payment is based upon defined revenues attributable to specified individuals over a two-year period; assuming such individuals achieve their 2006 revenues annually during the earn-out period, the earn-out would approximate $20 million. The private client earn-out is capped at $40 million for the two years. The investment banking contingent payment is based on defined revenues attributable to specified individuals, and is equal to 25% of the related fees in excess of $25 million for each of the next two years. The contingent payments are payable, at Stifel’s election, in cash or common stock, but there is no assurance any amounts will ultimately be payable.
     Stock Buyback — “As part of our stock buyback program, BankAtlantic Bancorp repurchased just over 2 million shares during the second quarter of 2007. Under the current Board authorization which allows repurchase of up to 6 million shares, we have repurchased and retired approximately 3.9 million shares, or 7% of total outstanding shares at the time the program was initiated. Approximately 2.1 million shares remain available for repurchase under the current program, and we are currently evaluating increasing this amount.
     Cash Dividend — “BankAtlantic Bancorp’s Board of Directors declared a cash dividend of $0.041 per share to all shareholders of record of its Class A and Class B Common Stock at the close of trading on July 3rd, 2007. The second quarter’s dividend declaration marked BankAtlantic Bancorp’s 56th consecutive quarterly dividend payment.”
Financial Highlights:
Second Quarter, 2007 Compared to Second Quarter, 2006
BankAtlantic Bancorp — consolidated:
•	Income from continuing operations was $11.7 million vs. $10.4 million, an increase of 12%

•	Diluted earnings per share from continuing operations was $0.20 vs. $0.17

•	Return on average tangible equity from continuing operations was 10.47%

•	Book value per share was $8.83
BankAtlantic:
•	Business segment net income was $10.4 million vs. $12.7 million, a decrease of 18%

•	Over 60,000 new core deposit accounts opened, an increase of 4% over accounts opened in the corresponding 2006 quarter

•	Return on average tangible assets was 0.68%

•	Return on average tangible equity was 8.26%

•	Tax equivalent net interest margin decreased to 3.72% vs. 4.17%

•	Non-interest income, before gains of $1.1 million associated with debt redemption and $1.8 million associated with the sale of office properties in 2006, was $36.7 million vs. $32.1 million, an increase of 14%

•	Non-interest expense, before the $1.1 million impairment charge of real estate held for sale in 2007 and $1.0 million of costs associated with debt redemption in 2006, was $70.5 million vs. $71.2 million, a decrease of 1%

Year to Date 2007 Compared to Year to Date 2006
BankAtlantic Bancorp — consolidated:
•	Income from continuing operations was $9.5 million vs. $18.5 million

•	Diluted earnings per share from continuing operations of $0.16 vs. $0.29

•	Return on average tangible equity from continuing operations was 4.24%
BankAtlantic:
•	Business segment net income was $11.0 million vs. $22.9 million

•	Nearly 140,000 new core deposit accounts opened, an increase of 4% over accounts opened in 2006

•	Return on average tangible assets was 0.36%

•	Return on average tangible equity was 4.39%

•	Non-interest income, before gains of $1.5 million associated with debt redemption and $1.8 million associated with the sale of office properties in 2006, was $71.7 million vs. $58.7 million, an increase of 22%

•	Non-interest expense, before the $1.1 million impairment charge of real estate held for sale in 2007, the one-time charge of $2.6 million for termination benefits in 2007 and the $1.5 million costs associated with debt redemption in 2006, grew to $146.7 million vs. $138.6 million, an increase of 6%
_________________________
BankAtlantic Bancorp will host an investor and media teleconference call and webcast on Wednesday, July 25, 2007, at 10:00 a.m. (Eastern Time).
Teleconference Call Information:
     To access the teleconference call in the U.S. and Canada, the toll free number to call is 1-800-968-8156. International calls may be placed to 706-634-5752. Domestic and international callers may reference PIN number 5790546.
     A replay of the conference call will be available beginning two hours after the call’s completion through 5:00 p.m. Eastern Time, Wednesday, August 8, 2007. To access the replay option in the U.S. and Canada, the toll free number to call is 1-800-642-1687. International calls for the replay may be placed at 706-645-9291. The replay digital PIN number for both domestic and international calls is 5790546.

Webcast Information:
     Alternatively, individuals may listen to the live and/or archived webcast of the teleconference call. To listen to the webcast, visit www.BankAtlanticBancorp.com, access the “Investor Relations” section and click on the “Webcast” navigation link, or go directly to http://www.visualwebcaster.com/event.asp?id=40582. The archive of the teleconference call will be available through 5:00 p.m. Eastern Time, Wednesday, August 8, 2007.
     BankAtlantic Bancorp’s second quarter, 2007 financial results press release and financial summary, as well as the Supplemental Financials (a detailed summary of significant financial events and extensive business segment financial data), will be available on its website at: www.BankAtlanticBancorp.com.
•	To view the financial summary, access the “Investor Relations” section and click on the “Quarterly Financials” navigation link.

•	To view the Supplemental Financials, access the “Investor Relations” section and click on the “Supplemental Financials” navigation link.
     Copies of BankAtlantic Bancorp’s second quarter, 2007 financial results press release and financial summary, and the Supplemental Financials will also be made available upon request via fax, email, or postal service mail. To request a copy, contact BankAtlantic Bancorp’s Investor Relations department using the contact information listed below.
About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE: BBX) is a diversified financial services holding company and the parent company of BankAtlantic. BankAtlantic Bancorp owned Ryan Beck Holdings, Inc. (“Ryan Beck”), a subsidiary engaged in retail and institutional brokerage and investment banking. On March 1, 2007, BankAtlantic Bancorp announced that it had completed the sale of Ryan Beck to Stifel Financial Corp. Ryan Beck is accounted for as a discontinued operation.
About BankAtlantic:
BankAtlantic, “Florida’s Most Convenient Bank” is one of the largest financial institutions headquartered in Florida and provides a comprehensive offering of banking services and products via its broad network of community stores and its online banking division — BankAtlantic.com. BankAtlantic currently has 97 stores and operates more than 250 conveniently located ATMs. BankAtlantic is open 7 days a week and offers holiday hours, extended weekday hours, including several stores open until midnight, Totally Free Online Banking & Bill Pay, 24/7 Customer Service Center, Totally Free Change Exchange coin counters and free retail and business checking with a free gift.
For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com

BankAtlantic Bancorp Contact Info:
Donna Rouzeau,
Assistant Vice President, Investor Relations & Corporate Communications
Email: CorpComm@BankAtlanticBancorp.com
Leo Hinkley,
Senior Vice President, Investor Relations Officer
Email: InvestorRelations@BankAtlanticBancorp.com
Phone: (954) 940-5300, Fax: (954) 940-5320
Mailing Address: BankAtlantic Bancorp, Investor Relations
2100 West Cypress Creek Road, Fort Lauderdale, FL 33309
BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Public Relations:
Hattie Hess, Vice President, Public Relations
Telephone: 954-940-6383, Fax: 954-940-6310
Email: hhess@BankAtlantic.com
Public Relations for BankAtlantic:
Boardroom Communications
Caren Berg
Phone: 954-370-8999, Fax: 954-370-8892
Email: caren@boardroompr.com
* To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.
# # #
     Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact on the credit quality of our loans, of changes in the real estate markets in our trade area, and where our collateral is located; the quality of our residential land acquisition and development loans (including “Builder Land Loans”) and conditions specifically in that market sector; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on the bank’s net interest margin; adverse conditions in the stock market, the public debt market and other capital markets and the impact of such conditions on our activities and the value of our assets; BankAtlantic’s seven-day banking initiatives and other growth, marketing or advertising initiatives not resulting in continued growth of core deposits or producing results which do not justify their costs; the success of our expense discipline initiatives; BankAtlantic’s new store expansion program, successfully opening the anticipated number of new stores in 2007 and achieving, growth and profitability at the stores in the time frames anticipated, if at all; and the impact of periodic testing of goodwill and other intangible assets for impairment. Past performance, actual or estimated new account openings and growth rate may not be indicative of future results. Additionally, we acquired a significant investment in Stifel equity securities in connection with the Ryan Beck Holdings, Inc. sale subjecting us to the risk of the value of Stifel shares and warrants received varying over time, and the risk that no gain will be realized. The earn-out amounts payable under the agreement with Stifel are contingent upon the performance of individuals and divisions of Ryan Beck which are now under the exclusive control and direction of Stifel, and there is no assurance that we will be entitled to receive any earn-out payments. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.

BankAtlantic Bancorp, Inc. and Subsidiaries
Summary of Selected Financial Data (unaudited)

							For the Six
		For The Three Months Ended					Months Ended
		6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006	6/30/2007	6/30/2006
Earnings (in thousands):
Net income (loss) from continuing operations		$11,728	(2,204)	1,048	7,366	10,443	9,524	18,465
Net income (loss)		$11,620	5,716	(1,670)	2,524	8,076	17,336	14,533

Average Common Shares Outstanding (in thousands):
Basic		59,190	60,635	61,007	61,046	61,324	59,908	61,166
Diluted		59,929	60,635	62,278	62,412	62,820	60,922	62,792

Key Performance Ratios
Basic earnings (loss) per share from continuing operations		$0.20	(0.04)	0.02	0.12	0.17	0.16	0.30
Diluted earnings (loss) per share from continuing operations		$0.20	(0.04)	0.02	0.12	0.17	0.16	0.29
Basic earnings (loss) per share		$0.20	0.09	(0.03)	0.04	0.13	0.29	0.24
Diluted earnings (loss) per share		$0.19	0.09	(0.03)	0.04	0.13	0.28	0.23
Return on average tangible assets from continuing operations	(note 1)%	0.74	(0.14)	0.07	0.46	0.68	0.30	0.59
Return on average tangible equity from continuing operations	(note 1)%	10.47	(1.96)	0.92	6.52	9.27	4.24	8.27

Average Balance Sheet Data (in millions):
Assets		$6,407	6,439	6,520	6,467	6,272	6,423	6,330
Tangible assets	(note 1)	$6,330	6,358	6,436	6,383	6,188	6,344	6,246
Loans		$4,678	4,651	4,655	4,611	4,479	4,644	4,544
Investments		$1,194	1,142	1,141	1,151	1,084	1,168	1,083
Deposits and escrows		$4,048	3,902	3,776	3,731	3,849	3,975	3,840
Stockholders’ equity		$525	529	533	526	526	527	524
Tangible stockholders’ equity	(note 1)	$448	450	454	452	451	449	447
Note:
(1)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles. Average tangible equity is defined as average total stockholders’ equity less average goodwill, core deposit intangibles and other comprehensive income.

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (unaudited)

	June 30,	December 31,
(in thousands, except share data)	2007	2006
ASSETS
Cash and cash equivalents	$150,000	138,904
Securities available for sale (at fair value)	667,287	651,316
Investment securities held-to-maturity (approximate fair value:
$291,019 and $209,020)	278,169	206,682
Financial instruments accounted for at fair value	14,892	—
Tax certificates net of allowance of $3,829 and $3,699	230,540	195,391
Loans receivable, net of allowance for loan losses of $54,754 and $43,602	4,618,690	4,595,920
Federal Home Loan Bank stock, at cost which approximates fair value	74,003	80,217
Discontinued operations assets held for sale	—	190,763
Real estate held for development and sale	25,110	25,333
Real estate owned	23,886	21,747
Office properties and equipment, net	241,327	219,717
Goodwill and other intangible assets	76,586	77,324
Other assets	94,557	92,348

Total assets	$6,495,047	6,495,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits
Demand	$971,260	995,920
NOW	769,994	779,383
Savings	608,791	465,172
Money market	666,820	677,642
Certificates of deposit	1,000,278	948,919

Total deposits	4,017,143	3,867,036
Advances from FHLB	1,397,051	1,517,058
Securities sold under agreements to repurchase	77,440	101,932
Federal funds purchased and other short term borrowings	110,662	32,026
Subordinated debentures and bonds payable	29,397	29,923
Junior subordinated debentures	289,040	263,266
Discontinued operations liabilities held for sale	—	95,246
Other liabilities	61,590	64,193

Total liabilities	5,982,323	5,970,680

Stockholders’ equity:
Common stock	581	611
Additional paid-in capital	231,639	260,460
Retained earnings	278,282	265,089

Total stockholders’ equity before accumulated other comprehensive income (loss)	510,502	526,160
Accumulated other comprehensive income (loss)	2,222	(1,178)

Total stockholders’ equity	512,724	524,982

Total liabilities and stockholders’ equity	$6,495,047	6,495,662

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

						For the Six
	For The Three Months Ended					Months Ended
(in thousands)	6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006	6/30/2007	6/30/2006
INTEREST INCOME:
Interest and fees on loans	$79,914	79,587	81,019	80,790	75,765	159,501	151,151
Interest on securities available for sale	4,628	4,561	4,472	4,483	4,314	9,189	8,619
Interest on tax exempt securities	3,800	3,796	3,817	3,804	3,862	7,596	7,668
Interest and dividends on taxable investments and tax certificates	5,433	5,596	6,543	6,039	4,396	11,029	8,772

Total interest income	93,775	93,540	95,851	95,116	88,337	187,315	176,210

INTEREST EXPENSE:
Interest on deposits	21,473	19,002	17,258	15,095	13,852	40,475	26,606
Interest on advances from FHLB	18,103	18,723	20,837	18,509	13,007	36,826	27,146
Interest on short-term borrowed funds	2,010	2,555	2,505	5,078	4,931	4,565	7,506
Interest on secured borrowings		—	—	—	—	—	2,401
Interest on long-term debt	6,136	6,114	6,184	6,521	6,377	12,250	12,340
Capitalized interest on real estate development	—	—	(85)	(75)	(289)	—	(769)

Total interest expense	47,722	46,394	46,699	45,128	37,878	94,116	75,230

NET INTEREST INCOME	46,053	47,146	49,152	49,988	50,459	93,199	100,980
Provision for (recovery from) loan losses	4,917	7,461	8,160	271	(20)	12,378	143

NET INTEREST INCOME AFTER PROVISION	41,136	39,685	40,992	49,717	50,479	80,821	100,837

NON-INTEREST INCOME:
Service charges on deposits	25,808	24,595	26,091	24,008	21,274	50,403	40,373
Other service charges and fees	7,524	7,033	7,188	6,779	7,353	14,557	13,575
Securities activities, net	8,813	1,555	2,199	2,243	2,830	10,368	5,371
Gain on sales of loans	138	200	211	175	200	338	294
Gain associated with debt redemption	—	—	—	—	1,092	—	1,528
(Loss) income from real estate operations	(12)	—	—	—	114	(12)	(982)
Income from unconsolidated subsidiaries	669	1,146	303	266	278	1,815	1,098
(Loss) gain on the sale of office properties and equipment, net	(42)	(153)	(148)	(3)	1,806	(195)	1,778
Other	2,586	2,376	2,581	2,740	2,676	4,962	4,948

Total non-interest income	45,484	36,752	38,425	36,208	37,623	82,236	67,983

NON-INTEREST EXPENSE:
Employee compensation and benefits	37,908	41,090	38,759	38,619	37,590	78,998	73,426
Occupancy and equipment	15,927	15,944	16,247	15,018	13,429	31,871	26,043
Impairment of real estate held for development and sale	1,056	—	—	—	—	1,056	—
Advertising and promotion	4,209	5,858	10,400	8,649	7,400	10,067	16,018
Professional fees	1,368	1,713	1,632	1,968	2,374	3,081	4,691
Costs associated with debt redemption	—	—	—	—	1,034	—	1,457
Check losses	2,731	1,857	2,639	2,855	1,875	4,588	3,121
Supplies and postage	1,632	1,853	1,736	1,719	1,737	3,485	3,398
Telecommunication	1,556	1,381	1,233	1,241	1,158	2,937	2,311
One-time termination benefits	—	2,553	—	—	—	2,553	—
Other	6,790	7,244	7,195	6,438	7,493	14,034	13,373

Total non-interest expense	73,177	79,493	79,841	76,507	74,090	152,670	143,838

Income (loss) from continuing operations before income taxes	13,443	(3,056)	(424)	9,418	14,012	10,387	24,982
Provision (benefit) for income taxes	1,715	(852)	(1,472)	2,052	3,569	863	6,517

Income (loss) from continuing operations	11,728	(2,204)	1,048	7,366	10,443	9,524	18,465
Discontinued operations	(108)	7,920	(2,718)	(4,842)	(2,367)	7,812	(3,932)

Net income (loss)	$11,620	5,716	(1,670)	2,524	8,076	17,336	14,533

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Average Balance Sheet (unaudited)

		For the three months ended
(in thousands except percentages and per share data)		6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006
Loans:
Residential real estate		$2,215,606	2,181,478	2,176,047	2,130,077	2,047,430
Commercial real estate		1,384,405	1,420,944	1,462,005	1,498,192	1,480,314
Consumer		635,370	606,472	584,972	563,002	546,624
Commercial business		147,026	156,237	155,884	152,796	148,776
Small business		295,483	285,387	276,103	267,263	255,701

Total Loans		4,677,890	4,650,518	4,655,011	4,611,330	4,478,845
Investments — taxable		795,156	743,936	740,568	751,922	679,622
Investments — tax exempt		399,160	398,388	400,804	399,091	404,644

Total interest earning assets		5,872,206	5,792,842	5,796,383	5,762,343	5,563,111
Goodwill and core deposit intangibles		76,784	81,124	83,708	84,098	84,486
Discontinued assets held for sale		—	118,319	232,317	226,146	236,122
Other non-interest earning assets		457,817	446,785	407,149	394,311	388,656

Total assets		$6,406,807	6,439,070	6,519,557	6,466,898	6,272,375

Tangible assets	(note 1)	$6,330,023	6,357,946	6,435,849	6,382,800	6,187,889

Deposits:
Demand deposits		$989,259	989,293	1,006,242	1,043,497	1,109,005
Savings		605,939	529,435	413,239	367,829	364,946
NOW		782,018	771,017	735,164	727,517	764,738
Money market		677,545	650,383	694,057	733,058	765,805
Certificates of deposit		993,458	961,716	927,431	858,688	844,318

Total deposits		4,048,219	3,901,844	3,776,133	3,730,589	3,848,812
Short-term borrowed funds		151,656	197,683	189,519	374,913	396,870
FHLB advances		1,344,855	1,405,279	1,528,039	1,354,944	1,010,458
Long-term debt		293,489	292,899	293,592	300,549	303,052

Total borrowings		1,790,000	1,895,861	2,011,150	2,030,406	1,710,380
Discontinued liabilities held for sale		—	61,202	141,254	131,266	138,339
Other liabilities		43,465	50,722	57,832	48,827	48,402

Total liabilities		5,881,684	5,909,629	5,986,369	5,941,088	5,745,933

Stockholders’ equity		525,123	529,441	533,188	525,810	526,442

Total liabilities and stockholders’ equity		$6,406,807	6,439,070	6,519,557	6,466,898	6,272,375

Other comprehensive income (loss) in stockholders’ equity		377	(2,142)	(4,379)	(10,270)	(8,700)

Tangible stockholders’ equity	(note 1)	$447,962	450,459	453,859	451,982	450,656

Net Interest Margin		3.27%	3.35%	3.56%	3.63%	3.75%

Period End
Total loans, net		$4,618,690	4,622,784	4,595,920	4,638,215	4,484,764
Total assets		6,495,047	6,380,176	6,495,662	6,570,220	6,402,889
Total stockholders’ equity		512,724	514,977	524,982	522,533	518,498
Class A common shares outstanding		53,212,871	54,956,368	56,157,425	56,114,600	56,338,922
Class B common shares outstanding		4,876,124	4,876,124	4,876,124	4,876,124	4,876,124
Cash dividends		2,386,145	2,458,490	2,507,673	2,506,136	2,330,675
Common stock cash dividends per share		0.041	0.041	0.041	0.041	0.038
Closing stock price		8.61	10.96	13.81	14.22	14.84
High stock price for the quarter		11.25	13.98	13.94	14.97	15.99
Low stock price for the quarter		8.38	10.87	12.66	12.96	13.86
Book value per share		8.83	8.61	8.60	8.57	8.47

Bank Operations Business Segment
Condensed Statements of Operations (Unaudited)

						For the Six
	For the Three Months Ended					Months Ended
(in thousands)	6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006	6/30/2007	6/30/2006
Net interest income	$50,914	52,070	54,103	55,107	55,257	102,984	110,395
Provision for (recovery from) loan losses	4,917	7,461	8,160	271	(20)	12,378	143

Net Interest income after provision for loan losses	45,997	44,609	45,943	54,836	55,277	90,606	110,252

Non-interest income
Service charges on deposits	25,808	24,595	26,091	24,008	21,274	50,403	40,373
Other service charges and fees	7,524	7,033	7,188	6,779	7,353	14,557	13,575
Securities activities, net	212	621	200	—	458	833	457
Gain on sales of loans	138	200	211	175	200	338	294
Gain associated with debt redemption	—	—	—	—	1,092	—	1,528
(Loss) income from real estate operations	(12)	—	—	—	114	(12)	(982)
Income from unconsolidated subsidiaries	509	365	33	—	—	874	—
(Loss) gain on the sale of office properties, net	(42)	(153)	(148)	(3)	1,806	(195)	1,778
Other non-interest income	2,547	2,386	2,590	2,752	2,663	4,933	4,945

Total non-interest income	36,684	35,047	36,165	33,711	34,960	71,731	61,968

Non-interest expense
Employee compensation and benefits	36,628	40,664	37,709	37,512	36,529	77,292	70,878
Occupancy and equipment	15,923	15,942	16,242	15,015	13,424	31,865	26,034
Impairment of real estate held for sale	1,056	—	—	—	—	1,056	—
Advertising	4,079	5,788	10,331	8,599	7,205	9,867	15,729
Professional fees	1,233	1,620	1,576	1,756	2,109	2,853	4,321
Costs associated with debt redemption	—	—	—	—	1,034	—	1,457
Check losses	2,731	1,857	2,639	2,855	1,875	4,588	3,121
Supplies and postage	1,629	1,850	1,735	1,716	1,728	3,479	3,382
Telecommunication	1,548	1,379	1,230	1,238	1,155	2,927	2,306
One-time termination benefits	—	2,553	—	—	—	2,553	—
Other	6,695	7,117	7,017	6,217	7,202	13,812	12,833

Total non-interest expense	71,522	78,770	78,479	74,908	72,261	150,292	140,061

Income from bank operations business segment before income taxes	11,159	886	3,629	13,639	17,976	12,045	32,159
Provision for income taxes	754	247	11	3,801	5,272	1,001	9,293

Net income from bank operations business segment	$10,405	639	3,618	9,838	12,704	11,044	22,866

Bank Operations Business Segment
Condensed Statements of Condition and Statistics (Unaudited)

							For the Six
	For the Three Months Ended						Months Ended
(in thousands except percentages and per share data)	6/30/2007		3/31/2007	12/31/2006	9/30/2006	6/30/2006	6/30/2007	6/30/2006
Statistics:
Tax equivalent:
Average earning assets		$5,690,488	5,666,507	5,702,063	5,669,550	5,460,276	5,678,563	5,525,419
Average interest bearing liabilities		$4,590,419	4,551,448	4,520,332	4,457,382	4,189,321	4,571,041	4,263,356
Average tangible assets		$6,127,470	6,092,568	6,086,579	6,041,302	5,827,060	6,110,115	5,886,762
Average tangible equity		$504,091	502,827	505,580	500,655	491,459	503,672	487,830
Borrowings to deposits and borrowings	%	28.74	26.39	30.36	33.63	29.35	28.74	29.35
Tax equivalent:
Yield on earning assets	%	6.70	6.71	6.83	6.81	6.58	6.70	6.48
Cost of interest-bearing liabilities	%	3.70	3.65	3.62	3.52	3.14	3.67	3.10
Interest spread	%	3.00	3.06	3.21	3.29	3.44	3.03	3.39
Net interest margin	%	3.72	3.78	3.96	4.04	4.17	3.74	4.09
Performance:
Efficiency ratio	%	81.65	90.42	86.94	84.34	80.10	86.02	81.26
Return on average tangible assets	%	0.68	0.04	0.24	0.65	0.87	0.36	0.78
Return on average tangible equity	%	8.26	0.51	2.86	7.86	10.34	4.39	9.37
Earning assets repricing:
Percent of earning assets that have fixed rates	%	54	54	52	52	52
Percent of earning assets that have variable rates	%	46	46	48	48	48
One year Gap	%	(7)	(3)	(4)	(4)	(2)

Bank Operations Business Segment
Condensed Statements of Financial Condition (Unaudited)

	As of
(in thousands)	6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006
ASSETS
Loans receivable, net	$4,618,690	4,622,784	4,595,920	4,638,215	4,484,764
Held to maturity securities	507,593	424,487	475,790	479,859	470,994
Available for sale securities	563,318	556,404	559,629	568,699	569,618
Goodwill	70,489	70,489	70,489	70,489	70,489
Core deposit intangible asset	6,097	6,447	6,834	7,221	7,608
Other assets	505,874	495,098	478,460	418,551	445,454

Total assets	$6,272,061	6,175,709	6,187,122	6,183,034	6,048,927

LIABILITIES AND STOCKHOLDER’S EQUITY
Deposits
Demand	$971,260	1,031,628	995,930	1,011,531	1,119,608
NOW	769,994	799,300	779,383	723,211	747,437
Savings	608,791	598,579	465,172	370,169	372,212

Total core deposits	2,350,045	2,429,507	2,240,485	2,104,911	2,239,257
Money market	666,820	653,231	677,642	695,591	740,192
Certificates of deposit	1,000,278	1,002,284	948,919	874,956	855,561

Total deposits	4,017,143	4,085,022	3,867,046	3,675,458	3,835,010
Advances from Federal Home Loan Bank	1,397,051	1,297,055	1,517,058	1,687,062	1,127,065
Short term borrowings	193,937	137,914	138,686	144,722	428,942
Long term debt	29,397	29,654	29,923	30,192	37,378
Other liabilities	67,747	63,108	68,460	81,437	68,641

Total liabilities	5,705,275	5,612,753	5,621,173	5,618,871	5,497,036
Stockholder’s equity	566,786	562,956	565,949	564,163	551,891

Total liabilities and stockholder’s equity	$6,272,061	6,175,709	6,187,122	6,183,034	6,048,927

Bank Operations Business Segment
Average Balance Sheet — Yield / Rate Analysis

	For the Three Months Ended
	June 30, 2007				June 30, 2006
(in thousands)	Average	Revenue/		Yield/	Average	Revenue/		Yield/
	Balance	Expense		Rate	Balance	Expense		Rate
Loans:
Residential real estate	$2,215,606	30,181		5.45%	$2,047,430	26,288		5.14%
Commercial real estate	1,384,405	28,646		8.28	1,480,314	30,965		8.37
Consumer	635,370	11,836		7.45	546,624	10,175		7.45
Commercial business	147,026	3,306		8.99	148,777	3,243		8.72
Small business	295,483	5,944		8.05	255,701	5,093		7.97

Total loans	4,677,890	79,913		6.83	4,478,846	75,764		6.77
Investments — tax exempt	398,435	5,846	(1)	5.87	398,404	5,817	(1)	5.84
Investments — taxable	614,163	9,506		6.19	583,026	8,197		5.62

Total interest earning assets	5,690,488	95,265		6.70%	5,460,276	89,778		6.58%

Goodwill and core deposit intangibles	76,784				78,301
Other non-interest earning assets	436,982				366,784

Total Assets	$6,204,254				$5,905,361

Deposits:
Savings	$605,940	3,401		2.25%	$364,946	523		0.57%
NOW	782,018	1,749		0.90	764,738	1,023		0.54
Money market	677,545	4,789		2.84	765,805	3,974		2.08
Certificates of deposit	993,458	11,535		4.66	844,318	8,331		3.96

Total interest bearing deposits	3,058,961	21,474		2.82	2,739,807	13,851		2.03

Short-term borrowed funds	157,230	2,091		5.33	402,390	5,001		4.98
Advances from FHLB	1,344,855	18,102		5.40	1,010,459	13,007		5.16
Long-term debt	29,373	638		8.71	36,665	916		10.02

Total interest bearing liabilities	4,590,419	42,305		3.70	4,189,321	32,775		3.14
Demand deposits	989,434				1,109,361
Non-interest bearing other liabilities	50,800				51,442

Total Liabilities	5,630,653				5,350,124
Stockholder’s equity	573,601				555,237

Total liabilities and stockholder’s equity	$6,204,254				$5,905,361

Net tax equivalent interest income/ net interest spread		$52,960		3.00%		$57,003		3.44%

Tax equivalent adjustment		(2,046)				(2,035)
Capitalized interest from real estate operations		—				289

Net interest income		50,914				55,257

Margin
Interest income/interest earning assets				6.70%				6.58%
Interest expense/interest earning assets				2.98				2.41

Net interest margin (tax equivalent)				3.72%				4.17%

(1)	The tax equivalent basis is computed using a 35% tax rate.

Bank Operations
Average Balance Sheet — Yield / Rate Analysis

	For the Six Months Ended
	June 30, 2007				June 30, 2006
(in thousands)	Average	Revenue/		Yield/	Average	Revenue/	Yield/
	Balance	Expense		Rate	Balance	Expense	Rate
Loans:
Residential real estate	$2,198,636	59,692		5.43%	$2,045,381	52,000	5.08%
Commercial real estate	1,402,559	58,139		8.29	1,518,882	61,792	8.14
Loan participations sold	—	—		0.00	62,301	2,401	7.71
Consumer	621,001	23,201		7.47	543,299	19,652	7.23
Commercial business	151,562	6,793		8.96	125,783	5,505	8.75
Small business	290,522	11,676		8.04	248,442	9,801	7.89

Total loans	4,664,280	159,501		6.84	4,544,088	151,151	6.65
Investments — tax exempt	397,410	11,648	(1)	5.86	395,796	11,548	5.84
Investments — taxable	616,873	19,202		6.23	585,535	16,430	5.61

Total interest earning assets	5,678,563	190,351		6.70%	5,525,419	179,129	6.48%

Goodwill and core deposit intangibles	76,960				78,496
Other non-interest earning assets	431,552				361,343

Total Assets	$6,187,075				$5,965,258

Deposits:
Savings	$567,899	5,971		2.12%	$348,125	836	0.48%
NOW	776,548	3,261		0.85	762,590	1,957	0.52
Money market	664,039	8,727		2.65	797,576	7,958	2.01
Certificates of deposit	977,674	22,517		4.64	844,093	15,855	3.79

Total deposits	2,986,160	40,476		2.73	2,752,384	26,606	1.95

Short-term borrowed funds	180,478	4,723		5.28	324,292	7,644	4.75
Advances from FHLB	1,374,900	36,826		5.40	1,087,141	27,146	5.04
Secured borrowings	—	—		0.00	62,301	2,401	7.71
Long-term debt	29,503	1,265		8.65	37,238	1,664	9.01

Total interest bearing liabilities	4,571,041	83,290		3.67	4,263,356	65,461	3.10
Demand deposits	989,490				1,087,755
Non-interest bearing other liabilities	53,495				60,831

Total Liabilities	5,614,026				5,411,942
Stockholder’s equity	573,049				553,316

Total liabilities and stockholder’s equity	$6,187,075				$5,965,258

Net interest income/net interest spread		107,061		3.03%		113,668	3.39%

Tax equivalent adjustment		(4,077)				(4,042)
Capitalized interest from real estate operations		—				769

Net interest income		102,984				110,395

Margin
Interest income/interest earning assets				6.70%			6.48%
Interest expense/interest earning assets				2.96			2.39

Net interest margin				3.74%			4.09%

Net interest margin (tax equivalent) excluding secured borrowings				3.74%			4.14%

(1)	The tax equivalent basis is computed using a 35% tax rate.

Bank Operations Business Segment
Allowance for Loan Loss and Credit Quality

							For the Six
(in thousands)	For the Three Months Ended						Months Ended
	6/30/2007		3/31/2007	12/31/2006	9/30/2006	6/30/2006	6/30/2007	6/30/2006
Allowance for Loan Losses

Beginning balance		$50,373	43,602	42,517	42,012	41,889	43,602	41,192

Charge-offs:
Residential real estate		(52)	(151)	—	(111)	(60)	(203)	(128)
Commercial real estate		—	—	(7,000)	—	—	—	—
Commercial business		—	—	—	—	(22)	—	(34)
Consumer		(744)	(538)	(209)	(232)	(39)	(1,282)	(240)
Small business		(1,001)	(438)	(544)	(93)	(229)	(1,439)	(314)

Total charge-offs		(1,797)	(1,127)	(7,753)	(436)	(350)	(2,924)	(716)

Recoveries:
Residential real estate		15	—	—	170	—	15	178
Commercial real estate		304	—	—	10	—	304	9
Commercial business		777	42	379	54	116	819	227
Consumer		81	167	76	163	98	248	297
Small business		84	228	114	193	119	312	259
Other		—	—	109	80	160	—	423

Total recoveries		1,261	437	678	670	493	1,698	1,393

Net (charge-offs) recoveries		(536)	(690)	(7,075)	234	143	(1,226)	677

Provision for (recovery from) loan losses		4,917	7,461	8,160	271	(20)	12,378	143

Ending balance		$54,754	50,373	43,602	42,517	42,012	54,754	42,012

Annualized net charge-offs (recoveries) to average loans	%	0.05	0.06	0.61	(0.02)	(0.01)	0.05	(0.03)

	As of
	6/30/2007		3/31/2007	12/31/2006	9/30/2006	6/30/2006
Credit Quality

Nonaccrual loans		$21,806	25,746	4,436	32,895	5,349
Nonaccrual tax certificates		711	597	631	760	857
Real estate owned		23,886	23,135	21,747	1,439	1,907
Other repossessed assets		—	—	—	—	—

Total nonperforming assets		$46,403	49,478	26,814	35,094	8,113

Nonperforming assets to total loans and other assets	%	0.94	1.02	0.55	0.72	0.17
Allowance for loan losses to total loans	%	1.17	1.08	0.94	0.91	0.93
Provision (recovery) to average loans	%	0.42	0.64	0.70	0.02	(0.00)
Allowance to nonperforming loans	%	251.10	195.65	982.91	129.25	785.42

(1)	Average and total loans exclude loan participations sold financed by secured borrowings.

Parent Company Business Segment Activities
Condensed Statements of Operations — Unaudited

						For the Six
	For the Three Months Ended					Months Ended
(in thousands)	6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006	6/30/2007	6/30/2006
Net interest (expense)	$(4,861)	(4,924)	(4,952)	(5,117)	(4,798)	(9,785)	(9,416)
Non-Interest income
Income from unconsolidated subsidiaries	159	781	270	266	278	940	1,098
Securities activities, net	8,601	934	2,000	2,243	2,372	9,535	4,913

Non-interest income	8,760	1,715	2,270	2,509	2,650	10,475	6,011

Non-interest expense
Employee compensation and benefits	1,280	426	1,050	1,107	1,061	1,706	2,548
Advertising and promotion	130	70	70	49	195	200	289
Professional fees	135	93	56	212	264	228	370
Other	70	144	194	243	297	214	568

Non-interest expense	1,615	733	1,370	1,611	1,817	2,348	3,775

Income (loss) from parent company activities before income taxes	2,284	(3,942)	(4,052)	(4,219)	(3,965)	(1,658)	(7,180)
Provision (benefit) for income taxes	961	(1,099)	(1,484)	(1,748)	(1,702)	(138)	(2,776)

Net income (loss) from parent company business segment	$1,323	(2,843)	(2,568)	(2,471)	(2,263)	(1,520)	(4,404)

Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006
ASSETS
Cash	$28,332	14,699	4,852	2,246	8,796
Securities	193,979	194,257	103,218	101,621	99,486
Investment in subsidiaries	566,787	562,958	661,467	662,224	654,651
Investment in unconsolidated subsidiaries	8,685	7,910	11,996	11,996	11,996
Other assets	8,370	2,929	12,165	12,256	10,716

Total assets	$806,153	782,753	793,698	790,343	785,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$289,040	263,266	263,266	263,266	263,266
Other liabilities	4,389	4,510	5,450	4,544	3,881

Total liabilities	293,429	267,776	268,716	267,810	267,147

Stockholders’ equity	512,724	514,977	524,982	522,533	518,498

Total liabilities and stockholders’ equity	$806,153	782,753	793,698	790,343	785,645